Exhibit 99.2

ReShape Lifesciences™

RESHAPE LIFESCIENCES INC.
1001 CALLE AMANECER
SAN CLEMENTE, CALIFORNIA 92673

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RSLS2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D39715-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

RESHAPE LIFESCIENCES INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. *ReShape Merger Proposal.* To adopt the Merger Agreement, a copy of which is attached as Annex A to the accompanying joint proxy statement/ prospectus, and thereby approve the Merger and other transactions contemplated thereby (the "ReShape Merger Proposal"); and	☐	☐	☐
2. *ReShape Adjournment Proposal.* To approve adjournments of the ReShape Special Meeting from time to time, if necessary or appropriate to solicit additional proxies in favor of the ReShape Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal (the "ReShape Adjournment Proposal").	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The joint proxy statement/prospectus is available at www.proxyvote.com.D39716-TBDReShape Lifesciences Inc. Proxy for Special Meeting of Stockholders on [TBD], 2021 This proxy is solicited by the Board of Directors. The undersigned hereby appoints Bart Bandy and Tom Stankovich, and each of them, with full power of substitution and power to act alone as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of ReShape Lifesciences Inc., to be held at Pacific Time virtually by means of remote communication on 2021, and at any adjournment, continuation or postponement thereof as follows:THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS NUMBERED 1 AND IF APPLICABLE, 2.